Exhibit (17) (f)

Western Asset Institutional Liquid Reserves 2011 Semi-Annual Report    1

Statement of assets and liabilities (unaudited)

February 28, 2011

Assets:
Investment in Liquid Reserves Portfolio, at value	$8,224,431,160
Receivable for Fund shares sold	517,066
Prepaid expenses	99,901

Total Assets	8,225,048,127
Liabilities:
Distributions payable	306,996
Investment management fee payable	285,726
Payable for Fund shares repurchased	265,990
Distribution fees payable	93,366
Trustees’ fees payable	5,553
Accrued expenses	231,141

Total Liabilities	1,188,772

Total Net Assets	$8,223,859,355

Net Assets:
Par value (Note 5)	$82,271
Paid-in capital in excess of par value	8,230,291,282
Accumulated net realized loss on investments	(6,514,198)

Total Net Assets	$8,223,859,355

Shares Outstanding:
Institutional Shares	7,133,071,196
SVB Liquid Reserves Shares	84,390,131
SVB Institutional Liquid Reserves Shares	1,009,641,372

Net Asset Value:
Institutional Shares	$1.00
SVB Liquid Reserves Shares	$1.00
SVB Institutional Liquid Reserves Shares	$1.00

See Notes to Financial Statements.

2    Western Asset Institutional Liquid Reserves 2011 Semi-Annual Report

Statement of operations (unaudited)

For the Six Months Ended February 28, 2011

Investment Income:
Income from Liquid Reserves Portfolio	$16,052,550
Allocated waiver from Liquid Reserves Portfolio	217,225
Allocated expenses from Liquid Reserves Portfolio	(4,196,670)

Total Investment Income	12,073,105

Expenses:
Investment management fee (Note 2)	3,975,972
Distribution fees (Notes 2 and 3)	693,986
Legal fees	129,006
Shareholder reports	67,280
Trustees’ fees	61,225
Insurance	59,286
Registration fees	46,713
Transfer agent fees (Note 3)	45,142
Audit and tax	14,993
Fund accounting fees	939
Miscellaneous expenses	9,827

Total Expenses	5,104,369
Less: Fee waivers and/or expense reimbursements (Notes 2 and 3)	(2,707,071)

Net Expenses	2,397,298

Net Investment Income	9,675,807
Net Realized Gain on Investments From Liquid Reserves Portfolio	692,626

Increase in Net Assets from Operations	$10,368,433

See Notes to Financial Statements.

Western Asset Institutional Liquid Reserves 2011 Semi-Annual Report    3

Statements of changes in net assets

For the Six Months Ended February 28, 2011 (unaudited) and the Year Ended August 31, 2010	2011	2010
Operations:
Net investment income	$9,675,807	$12,925,109
Net realized gain	692,626	681,395

Increase in Net Assets From Operations	10,368,433	13,606,504

Distributions to Shareholders From (Notes 1 and 4):
Net investment income	(9,675,807)	(12,925,109)
Decrease in Net Assets From Distributions to Shareholders	(9,675,807)	(12,925,109)

Fund Share Transactions (Note 5):
Net proceeds from sale of shares	30,555,209,803	45,136,519,451
Reinvestment of distributions	7,290,705	9,279,317

Cost of shares repurchased	(30,495,462,423)	(44,000,151,476)
Increase in Net Assets From Fund Share Transactions	67,038,085	1,145,647,292
Increase in Net Assets	67,730,711	1,146,328,687

Net Assets:
Beginning of period	8,156,128,644	7,009,799,957

End of period	$8,223,859,355	$8,156,128,644

See Notes to Financial Statements.

4    Western Asset Institutional Liquid Reserves 2011 Semi-Annual Report

Financial highlights

For a share of each class of beneficial interest outstanding throughout each year ended August 31, unless otherwise noted:

Institutional Shares[1]	2011[2]		2010	2009	2008	2007	2006
Net asset value, beginning of period	$1.000		$1.000	$1.000	$ 1.000	$ 1.000	$ 1.000

Income (loss) from operations:
Net investment income	0.001		0.002	0.015	0.039	0.053	0.044
Net realized and unrealized gain (loss)[3]	0.000		0.000	0.000	(0.000)	0.000	(0.000)

Total income from operations	0.001		0.002	0.015	0.039	0.053	0.044

Less distributions from:
Net investment income	(0.001)		(0.002)	(0.015)	(0.039)	(0.053)	(0.044)

Total distributions	(0.001)		(0.002)	(0.015)	(0.039)	(0.053)	(0.044)

Net asset value, end of period	$1.000		$1.000	$1.000	$1.000	$1.000	$1.000

Total return[4]	0.13%		0.22%	1.45%[5]	3.98%[5]	5.38%	4.49%

Net assets, end of period (millions)	$7,130		$6,927	$5,258	$11,281	$16,371	$10,261

Ratios to average net assets:
Gross expenses[6]	0.22%[7]		0.31%[8]	0.35%[8]	0.29%	0.28%[9]	0.31%
Net expenses[6,10,11]	0.15	[7]	0.15 [8]	0.22 [8]	0.10	0.11 [9]	0.13
Net investment income	0.26	[7]	0.22	1.48	4.07	5.25	4.25

[1]	Effective May 31, 2010, Class A shares were renamed Institutional Shares.

[2]	For the six months ended February 28, 2011 (unaudited).

[3]	Amount represents less than $0.0005 per share.

[4]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	If the Portfolio had not entered into the Letter and Capital Support Agreements related to certain investments in structured securities, the total return would have been lower.

[6]	Includes the Fund’s share of Liquid Reserves Portfolio’s allocated expenses.

[7]	Annualized.

[8]

Included in the expense ratios are the Treasury Guarantee Program fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.30% and 0.14%, respectively, for the year ended August 31, 2010 and 0.32% and 0.19%, respectively, for the year ended August 31, 2009.

[9]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would not have changed.

[10]

As a result of an expense limitation arrangement, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Institutional Shares will not exceed 0.20%. This expense limitation arrangement cannot be terminated prior to December 31, 2012 without the Board of Trustees’ consent.

[11]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

Western Asset Institutional Liquid Reserves 2011 Semi-Annual Report    5

For a share of each class of beneficial interest outstanding throughout each year ended August 31, unless otherwise noted:

SVB Liquid Reserves Shares	2011[1]		2010		2009	2008	2007	2006
Net asset value, beginning of period	$1.000		$1.000		$1.000	$1.000	$1.000	$1.000

Income (loss) from operations:
Net investment income	0.000	[2]	0.000	[2]	0.010	0.035	0.048	0.039
Net realized and unrealized gain (loss)[2]	0.000		0.000		0.000	(0.000)	0.000	(0.000)

Total income from operations	0.000	[2]	0.000	[2]	0.010	0.035	0.048	0.039

Less distributions from:
Net investment income	(0.000)	[2]	(0.000)	[2]	(0.010)	(0.035)	(0.048)	(0.039)

Total distributions	(0.000)	[2]	(0.000)	[2]	(0.010)	(0.035)	(0.048)	(0.039)

Net asset value, end of period	$1.000		$1.000		$1.000	$1.000	$1.000	$1.000

Total return[3]	0.01%		0.01%		1.05%[4]	3.53%[4]	4.91%	4.02%

Net assets, end of period (millions)	$85		$87		$136	$200	$168	$162

Ratios to average net assets:
Gross expenses[5]	0.68%[6]		0.70%[7]		0.71%[7]	0.65%	0.63%[8]	0.65%
Net expenses[5,9,10]	0.40	[6,11]	0.37	[7,11]	0.62 [7]	0.55	0.56 [8]	0.57
Net investment income	0.01	[6]	0.01		1.06	3.38	4.80	3.91

[1]	For the six months ended February 28, 2011 (unaudited).

[2]	Amount represents less than $0.0005 per share.

[3]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[4]	If the Portfolio had not entered into the Letter and Capital Support Agreements related to certain investments in structured securities, the total return would have been lower.

[5]	Includes the Fund’s share of Liquid Reserves Portfolio’s allocated expenses.

[6]	Annualized.

[7]

Included in the expense ratios are the Treasury Guarantee Program fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.68% and 0.35%, respectively, for the year ended August 31, 2010 and 0.67% and 0.58%, respectively, for the year ended August 31, 2009.

[8]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would not have changed.

[9]

As a result of an expense limitation arrangement, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of SVB Liquid Reserves Shares will not exceed 0.60%. This expense limitation arrangement cannot be terminated prior to December 31, 2012 without the Board of Trustees’ consent.

[10]	Reflects fee waivers and/or expense reimbursements.

[11]	In order to maintain a minimum yield of 0.01%, additional waivers were implemented.

See Notes to Financial Statements.

6    Western Asset Institutional Liquid Reserves 2011 Semi-Annual Report

Financial highlights (cont’d)

For a share of each class of beneficial interest outstanding throughout each year ended August 31, unless otherwise noted:

SVB Institutional Liquid Reserves Shares	2011[1]		2010	2009	2008	2007	2006
Net asset value, beginning of period	$1.000		$1.000	$1.000	$1.000	$1.000	$1.000

Income (loss) from operations:
Net investment income	0.001		0.001	0.014	0.038	0.052	0.043
Net realized and unrealized gain (loss)[2]	0.000		0.000	0.000	(0.000)	0.000	(0.000)

Total income from operations	0.001		0.001	0.014	0.038	0.052	0.043

Less distributions from:
Net investment income	(0.001)		(0.001)	(0.014)	(0.038)	(0.052)	(0.043)

Total distributions	(0.001)		(0.001)	(0.014)	(0.038)	(0.052)	(0.043)

Net asset value, end of period	$1.000		$1.000	$1.000	$1.000	$1.000	$1.000

Total return[3]	0.09%		0.12%	1.37%[4]	3.89%[4]	5.27%	4.39%

Net assets, end of period (millions)	$1,009		$1,142	$1,616	$3,548	$3,944	$3,478

Ratios to average net assets:
Gross expenses[5]	0.32%[6]		0.34%[7]	0.38%[7]	0.29%	0.28%[8]	0.30%
Net expenses[5,9,10]	0.23	[6]	0.25 [7]	0.30 [7]	0.19	0.21 [8]	0.22
Net investment income	0.17	[6]	0.12	1.52	3.87	5.15	4.31

[1]	For the six months ended February 28, 2011 (unaudited).

[2]	Amount represents less than $0.0005 per share.

[3]

Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[4]	If the Portfolio had not entered into the Letter and Capital Support Agreements related to certain investments in structured securities, the total return would have been lower.

[5]	Includes the Fund’s share of Liquid Reserves Portfolio’s allocated expenses.

[6]	Annualized.

[7]

Included in the expense ratios are the Treasury Guarantee Program fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.32% and 0.23%, respectively, for the year ended August 31, 2010 and 0.32% and 0.24%, respectively, for the year ended August 31, 2009.

[8]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would not have changed.

[9]

As a result of an expense limitation arrangement, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of SVB Institutional Liquid Reserves Shares will not exceed 0.24%. This expense limitation arrangement cannot be terminated prior to December 31, 2012 without the Board of Trustees’ consent.

[10]	Reflects fee waivers and/or expense reimbursements.

See Notes to Financial Statements.

Western Asset Institutional Liquid Reserves 2011 Semi-Annual Report    7

Notes to financial statements (unaudited)

1. Organization and significant accounting policies

Western Asset Institutional Liquid Reserves (the “Fund”) is a separate diversified investment series of Legg Mason Partners Institutional Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Fund invests all of its investable assets in Liquid Reserves Portfolio (the “Portfolio”), a separate investment series of Master Portfolio Trust, that has the same objective as the Fund.

The financial statements of the Portfolio, including the schedule of investments, are contained elsewhere in this report and should be read in conjunction with the Fund’s financial statements.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. The Fund records its investment in the Portfolio at value. The value of such investment in the Portfolio reflects the Fund’s proportionate interest (26.5% at February 28, 2011) in the net assets of the Portfolio.

The Fund has adopted Statement of Financial Accounting Standards Board Codification Topic 820 (“ASC Topic 820”). ASC Topic 820 disclosure and valuation of securities held by the Portfolio are discussed in Note 1(a) of the Portfolio’s Notes to Financial Statements, which are included elsewhere in this report.

(b) Investment income. The Fund earns income, net of Portfolio expenses, daily based on its investment in the Portfolio.

(c) Credit and market risk. Investments in securities that are collateralized by residential real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments and may result in a lack of correlation between their credit ratings and values.

(d) Expenses. The Fund bears all costs of its operations other than expenses specifically assumed by the manager. Expenses incurred by the Trust with respect to any two or more funds in the series are allocated in proportion to the net assets of each fund, except when allocations of direct expenses to each fund can otherwise be made fairly. Expenses directly attributable to a fund are charged to that fund. The Fund’s share of the Portfolio’s expenses is charged against and reduces the amount of the Fund’s investment in the Portfolio.

8    Western Asset Institutional Liquid Reserves 2011 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

(e) Method of allocation. All the net investment income and realized gains (losses) of the Portfolio are allocated pro rata, based on respective ownership interests, among the Fund and other investors in the Portfolio at the time of such determination.

(f) Distributions to shareholders. Distributions from net investment income on the shares of the Fund are declared each business day, and are paid monthly. Distributions of net realized gains, if any, are taxable and are declared at least annually. Distributions are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(g) Share class accounting. Investment income, common expenses and realized gains (losses) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that share class.

(h) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986 (the “Code”), as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute its taxable income and net realized gains, if any, to shareholders in accordance with timing requirements imposed by the Code. Therefore, no federal or state income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on income tax returns for all open tax years and has concluded that as of February 28, 2011, no provision for income tax is required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by Internal Revenue Service and state departments of revenue.

(i) Reclassification. GAAP requires that certain components of net assets be reclassified to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset value per share.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s and the Portfolio’s investment manager. Western Asset Management Company (“Western Asset”) is the Fund’s and the Portfolio’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Western Asset Institutional Liquid Reserves 2011 Semi-Annual Report    9

Under the investment management agreements, the Fund and the Portfolio pay an investment management fee, calculated daily and paid monthly, at an annual rate of the Fund’s and the Portfolio’s average daily net assets in accordance with the following breakpoint schedule:

Average Daily Net Assets	Portfolio	Fund	Total
First $1 billion	0.100%	0.150%	0.250%
Next $1 billion	0.100	0.125	0.225
Next $3 billion	0.100	0.100	0.200
Next $5 billion	0.100	0.075	0.175
Over $10 billion	0.100	0.050	0.150

LMPFA provides administrative and certain oversight services to the Fund. LMPFA delegates to the subadviser the day-to-day portfolio management of the Fund. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Fund.

As a result of an expense limitation arrangement between the Fund and LMPFA, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Insitutional Shares, SVB Liquid Reserves Shares and SVB Institutional Liquid Reserves Shares will not exceed 0.20%, 0.60% and 0.24%, respectively. This expense limitation arrangement cannot be terminated prior to December 31, 2012 without the Board of Trustees’ consent.

The manager has voluntarily undertaken to limit fund expenses in order to maintain a minimum yield of 0.01%. Such expense limitations may fluctuate daily and are voluntary and temporary and may be terminated by the manager at any time without notice.

During the six months ended February 28, 2011, fees waived and/or expenses reimbursed amounted to $2,647,505.

The manager is permitted to recapture amounts previously forgone or reimbursed to a class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the expense limitation (“expense cap”) in effect at the time the fees were earned or the expense incurred. In no case will the manager recapture any amount that would result, on any particular business day of the Fund, in the class’ total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

Legg Mason Investor Services, LLC, a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Fund’s sole and exclusive distributor.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

3. Class specific expenses, waivers and/or reimbursements

The Fund has adopted a Rule 12b-1 distribution and service plan and under that plan the Fund pays a fee with respect to its SVB Liquid Reserves Shares and SVB Institutional Liquid Reserves Shares calculated at the annual rate not to exceed 0.45% and 0.10% of the average daily net assets of each class, respectively. Distribution fees are accrued daily and paid monthly.

10    Western Asset Institutional Liquid Reserves 2011 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

For the six months ended February 28, 2011, class specific expenses were as follows:

	Distribution Fees	Transfer Agent Fees
Institutional Shares	—	$33,424
SVB Liquid Reserves Shares*	$167,530	5,629
SVB Institutional Liquid Reserves Shares	526,456	6,089

Total	$693,986	$45,142

*	Amount shown is exclusive of waivers. The distribution fees waived for the six months ended February 28, 2011 amounted to $59,566 for SVB Liquid Reserves Shares. Such waivers are voluntary and may be reduced or terminated at any time.

For the six months ended February 28, 2011, waivers and/or reimbursements by class were as follows:

Waivers/ Reimbursements
Institutional Shares	$2,179,203
SVB Liquid Reserves Shares	104,026
SVB Institutional Liquid Reserves Shares	423,842

Total	$2,707,071

4. Distributions to shareholders by class

	Six Months Ended February 28, 2011	Year Ended August 31, 2010
Net Investment Income:
Institutional Shares†	$8,756,495	$11,258,167
SVB Liquid Reserves Shares	3,778	9,825
SVB Institutional Liquid Reserves Shares	915,534	1,657,117

Total	$9,675,807	$12,925,109

†	Effective May 31, 2010, Class A shares were renamed Institutional Shares.

5. Shares of beneficial interest

At February 28, 2011, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each class of shares represents an identical interest and has the same right, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

Western Asset Institutional Liquid Reserves 2011 Semi-Annual Report    11

Transactions in shares of each class were as follows:

	Six Months Ended February 28, 2011	Year Ended August 31, 2010
Institutional Shares†
Shares sold	30,009,332,869	43,923,828,237
Shares issued on reinvestment	6,371,391	7,612,383
Shares repurchased	(29,812,700,842)	(42,263,129,057)

Net increase	203,003,418	1,668,311,563

SVB Liquid Reserves Shares
Shares sold	80,999,836	75,600,736
Shares issued on reinvestment	3,779	9,826
Shares repurchased	(83,725,467)	(124,927,745)

Net decrease	(2,721,852)	(49,317,183)

SVB Institutional Liquid Reserves Shares
Shares sold	464,877,098	1,137,090,478
Shares issued on reinvestment	915,535	1,657,108
Shares repurchased	(599,036,114)	(1,612,094,674)

Net decrease	(133,243,481)	(473,347,088)

†	Effective May 31, 2010, Class A shares were renamed Institutional Shares.

Because the Fund has maintained a $1.00 net asset value per share from inception, the number of shares sold, shares issued on reinvestment of dividends declared, and shares repurchased, is equal to the dollar amount shown in the Statements of Changes in Net Assets for the corresponding capital share transactions.

6. Capital loss carryforward

As of August 31, 2010, the Fund had a net capital loss carryforward of approximately $7,206,824, of which $1,009,991 expires in 2015 and $6,196,833 expires in 2017. These amounts will be available to offset any future taxable capital gains.

7. Legal matters

Beginning in May 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (“CGM”), a former distributor of the Fund, and other affiliated funds (collectively, the “Funds”) and a number of its then affiliates, including Smith Barney Fund Management LLC (“SBFM”) and Salomon Brothers Asset Management Inc. (“SBAM”), which were then investment adviser or manager to certain of the Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft

12    Western Asset Institutional Liquid Reserves 2011 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to replead as a derivative claim.

On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against Citigroup Asset Management, SBAM and SBFM as investment advisers to the identified funds, as well as CGM as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Fund was not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against any of the funds or any of their Board Members. Under Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended Complaint Defendants as the Complaint.

On December 3, 2007, the court granted the Defendants’ motion to dismiss, with prejudice. On January 2, 2008, the plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals. The appeal was fully briefed and oral argument before the U.S. Court of Appeals for the Second Circuit took place on March 5, 2009. The parties currently are awaiting a decision from the U.S. Court of Appeals for the Second Circuit.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed in the future.

8. Other matters

On or about May 30, 2006, John Halebian, a purported shareholder of Western Asset New York Tax Free Money Market Fund (prior to May 31, 2010, the Fund was known as Western Asset / CitiSM New York Tax Free Reserves, and prior to June 1, 2009, as CitiSM New York Tax Free Reserves), a series of Legg Mason Partners Money Market Trust, formerly a series of CitiFunds Trust III (the “Subject Trust”), filed a complaint in the United States District Court for the Southern District of New York against the independent trustees of the Subject Trust (Elliott J. Berv, Donald M. Carlton, A. Benton Cocanougher, Mark T. Finn, Stephen Randolph Gross, Diana R. Harrington, Susan B. Kerley, Alan G. Merten and R. Richardson Pettit).

Western Asset Institutional Liquid Reserves 2011 Semi-Annual Report    13

The Subject Trust is also named in the complaint as a nominal defendant. The complaint alleges both derivative claims on behalf of the Subject Trust and class claims on behalf of a putative class of shareholders of the Subject Trust in connection with the 2005 sale of Citigroup’s asset management business to Legg Mason and the related approval of new investment advisory agreements by the trustees and shareholders. In the derivative claim, the plaintiff alleges, among other things, that the independent trustees breached their fiduciary duty to the Subject Trust and its shareholders by failing to negotiate lower fees or seek competing bids from other qualified investment advisers in connection with Citigroup’s sale to Legg Mason. In the claims brought on behalf of the putative class of shareholders, the plaintiff alleges that the independent trustees violated the proxy solicitation requirements of the 1940 Act, and breached their fiduciary duty to shareholders, by virtue of the voting procedures, including “echo voting,” used to obtain approval of the new investment advisory agreements and statements made in a proxy statement regarding those voting procedures. The plaintiff alleges that the proxy statement was misleading because it failed to disclose that the voting procedures violated the 1940 Act. The relief sought includes an award of damages, rescission of the advisory agreement, and an award of costs and attorney fees.

In advance of filing the complaint, Mr. Halebian’s lawyers made written demand for relief on the Board of the Subject Trust, and the Board’s independent trustees formed a demand review committee to investigate the matters raised in the demand, and subsequently in the complaint, and recommend a course of action to the Board. The committee, after a thorough review, determined that the independent trustees did not breach their fiduciary duties as alleged by Mr. Halebian, and that the action demanded by Mr. Halebian would not be in the best interests of the Subject Trust. The Board of the Subject Trust (the trustee who is an “interested person” of the Subject Trust, within the meaning of the 1940 Act, having recused himself from the matter), after receiving and considering the committee’s report and based upon the findings of the committee, subsequently also determined and, adopting the recommendation of the committee, directed counsel to move to dismiss Mr. Halebian’s complaint. A motion to dismiss was filed on October 23, 2006. Opposition papers were filed on or about December 7, 2006. The complaint was dismissed on July 31, 2007. Mr. Halebian filed an appeal in the U.S. Court of Appeals for the Second Circuit. On December 29, 2009, the U.S. Court of Appeals for the Second Circuit reserved judgment after determining that the propriety of the district court’s dismissal depended upon an unsettled question of Massachusetts state law regarding the statute governing derivative proceedings was better addressed by a Massachusetts court and certified the question to the Massachusetts Supreme Judicial Court. On August 23, 2010, the Massachusetts Supreme Judicial Court answered the certified question, concluding that a derivative action must be dismissed under applicable state law following a corporation’s independent determination, made in good faith and after reasonable inquiry, that maintenance of the derivative proceeding is not in the best interests of the corporation, regardless whether the derivative complaint has been filed before or after the corporation’s

14    Western Asset Institutional Liquid Reserves 2011 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

rejection of the shareholder’s demand. The answer will be conveyed to the U.S. Court of Appeals for the Second Circuit and the parties await a decision of that Court.

9. Other tax information.

On December 22, 2010, President Obama signed into law the Regulated Investment Company Modernization Act of 2010 (the “Act”). The Act updates certain tax rules applicable to regulated investment companies (“RICs”). The various provisions of the Act will generally be effective for RICs with taxable years beginning after December 22, 2010. Additional information regarding the impact of the Act on the Fund, if any, will be contained within the relevant sections of the notes to the financial statements for the fiscal year ending August 31, 2012.

Liquid Reserves 2011 Semi-Annual Report     15

Schedule of investments (unaudited)

February 28, 2011

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Short-Term Investments — 100.0%
Bank Notes — 0.7%
Bank of America N.A.	0.603%	6/22/11	$230,000,000	$230,018,181	(a)

Certificates of Deposit — 31.3%
Bank of Montreal	0.200%	3/3/11	520,000,000	520,000,000
Bank of Tokyo Mitsubishi	0.360%	6/17/11	225,000,000	225,000,000
Barclays Bank PLC	0.603%	6/8/11	400,000,000	400,000,000
Barclays Bank PLC	0.570%	7/18/11	100,000,000	100,000,000
Barclays Bank PLC	0.723%	1/19/12	270,000,000	270,000,000	(a)
BNP Paribas NY Branch	0.610%	5/16/11	125,000,000	125,000,000
BNP Paribas NY Branch	0.653%	6/22/11	400,000,000	400,000,000	(a)
BNP Paribas NY Branch	0.560%	8/10/11	100,000,000	100,000,000
BNP Paribas NY Branch	0.616%	11/15/11	115,000,000	115,000,000	(a)
Canadian Imperial Bank	0.460%	7/1/11	350,000,000	350,000,000	(a)
Canadian Imperial Bank	0.364%	2/17/12	325,000,000	325,000,000	(a)
Credit Agricole Corporate and Investment Bank	0.530%	8/9/11	250,000,000	250,000,000
Credit Agricole Corporate and Investment Bank	0.530%	8/26/11	350,000,000	350,000,000
Credit Agricole Corporate and Investment Bank	0.723%	10/7/11	125,000,000	125,000,000	(a)
Credit Suisse NY	0.361%	2/7/12	210,000,000	210,000,000	(a)
Deutsche Bank AG NY	0.305%	6/17/11	245,000,000	245,000,000
Deutsche Bank AG NY	0.503%	8/24/11	200,000,000	200,000,000	(a)
Deutsche Bank AG NY	0.592%	3/21/12	125,000,000	125,000,000	(a)
National Bank of Canada	0.393%	7/8/11	325,000,000	325,000,000	(a)
Natexis Banques Populaires U.S.	0.600%	7/12/11	350,000,000	350,000,000
Nordea Bank Finland NY	0.380%	6/16/11	357,000,000	357,000,000
Nordea Bank Finland NY	0.370%	7/7/11	135,000,000	134,997,605
Rabobank Nederland NY	0.400%	6/3/11	100,000,000	100,000,000
Rabobank Nederland NY	0.370%	6/9/11	143,000,000	142,999,989
Royal Bank of Canada	0.330%	8/15/11	150,000,000	150,000,000
Royal Bank of Canada	0.350%	9/12/11	348,250,000	348,250,000	(a)
Royal Bank of Scotland	0.520%	8/4/11	400,000,000	400,000,000
Royal Bank of Scotland	0.662%	8/10/11	250,000,000	250,000,000	(a)
Royal Bank of Scotland	0.513%	8/23/11	85,000,000	85,000,000	(a)
Societe Generale NY	1.711%	5/5/11	150,000,000	150,000,000	(a)
Societe Generale NY	0.514%	8/19/11	100,000,000	100,000,000	(a)
Societe Generale NY	0.804%	1/30/12	250,000,000	250,000,000	(a)
Standard Chartered Bank NY	0.470%	4/1/11	350,000,000	350,000,000
Standard Chartered Bank NY	0.435%	4/6/11	125,000,000	125,000,624
Sumitomo Mitsui Bank NY	0.220%	3/2/11	225,000,000	225,000,000

See Notes to Financial Statements.

16    Liquid Reserves 2011 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

February 28, 2011

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Certificates of Deposit — continued
Sumitomo Mitsui Bank NY	0.210%	3/3/11	$400,000,000	$400,000,000
Toronto Dominion Bank NY	0.344%	1/12/12	250,000,000	250,000,000	(a)
UBS AG Stamford CT	0.622%	4/26/11	305,000,000	305,000,000	(a)
UBS AG Stamford CT	0.650%	5/11/11	85,000,000	85,000,000
UBS AG Stamford CT	0.400%	7/26/11	275,000,000	275,000,000
UBS AG Stamford CT	0.662%	9/28/11	125,000,000	125,000,000	(a)

Total Certificates of Deposit				9,718,248,218

Certificates of Deposit (Euro) — 1.6%
ING Bank	0.450%	8/12/11	200,000,000	200,009,091
ING Bank	0.600%	10/20/11	285,000,000	285,018,365

Total Certificates of Deposit (Euro)				485,027,456

Commercial Paper — 31.9%
ANZ National International Ltd.	0.399%	10/11/11	300,000,000	300,000,000	(a)(b)
ASB Finance Ltd.	0.412%	3/30/11	150,000,000	150,000,000	(a)(b)
ASB Finance Ltd.	0.422%	8/12/11	100,000,000	100,004,280	(a)(b)
ASB Finance Ltd.	0.432%	9/23/11	101,000,000	101,000,000	(a)(b)
Bank of Montreal	0.200%	3/8/11	100,000,000	99,996,111	(c)
BNZ International Funding Ltd.	0.401%	7/19/11	100,000,000	99,844,445	(b)(c)
BNZ International Funding Ltd.	0.404%	11/10/11	130,000,000	129,990,910	(a)(b)
Caisse D’Amortissement de la Dette Sociale	0.471%	6/2/11	500,000,000	499,392,917	(b)(c)
Commerzbank U.S. Finance	0.431%	4/21/11	825,000,000	824,497,439	(c)
Commonwealth Bank of Australia	0.332%	8/4/11	80,000,000	80,000,000	(a)(b)
Commonwealth Bank of Australia	0.352%	12/8/11	150,000,000	150,000,000	(a)(b)
Credit Suisse NY	0.371%	7/11/11	300,000,000	299,592,999	(c)
Danske Corp.	0.441%	3/16/11	100,000,000	99,981,667	(b)(c)
Danske Corp.	0.461%	4/13/11	100,000,000	99,945,055	(b)(c)
Danske Corp.	0.401-0.431%	4/26/11	150,000,000	149,902,000	(b)(c)
Danske Corp.	0.401%	4/29/11	100,000,000	99,934,445	(b)(c)
Danske Corp.	0.401%	5/17/11	150,000,000	149,871,666	(b)(c)
Danske Corp.	0.421%	7/13/11	250,000,000	249,609,167	(b)(c)
DnB NOR Bank ASA	0.373%	4/21/11	300,000,000	300,000,000	(a)(b)
DnB NOR Bank ASA	0.382%	8/29/11	50,000,000	50,000,000	(a)
DnB NOR Bank ASA	0.387%	10/28/11	250,000,000	250,000,000	(a)(b)
General Electric Capital Corp.	0.170%	3/4/11	350,000,000	349,995,041	(c)
General Electric Capital Corp.	0.431%	3/4/11	220,000,000	219,992,117	(c)
ING U.S. Funding LLC	0.431%	4/4/11	100,000,000	99,959,389	(c)
Intesa Funding LLC	0.511%	3/18/11	300,000,000	299,927,750	(c)
Intesa Funding LLC	0.471%	4/14/11	450,000,000	449,741,500	(c)
Lloyds TSB Bank PLC	0.476%	3/16/11	725,000,000	724,856,510	(c)

See Notes to Financial Statements.

Liquid Reserves 2011 Semi-Annual Report    17

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Commercial Paper — continued
Natixis U.S. Finance Corp.	0.526%	4/15/11	$250,000,000	$249,835,937	(c)
Natixis U.S. Finance Corp.	0.496%	6/15/11	150,000,000	149,781,375	(c)
Novartis Finance Corp.	0.482%	5/2/11	165,000,000	164,863,600	(b)(c)
Novartis Finance Corp.	0.482%	5/9/11	100,000,000	99,908,000	(b)(c)
Reckitt Benckiser Treasury	0.431%	4/6/11	100,000,000	99,957,000	(b)(c)
Reckitt Benckiser Treasury	0.431%	4/19/11	100,000,000	99,941,472	(b)(c)
Santander	0.550%	3/9/11	300,000,000	299,963,333	(c)
Skandinaviska Enskilda Banken AG	0.521%	3/22/11	200,000,000	199,939,333	(b)(c)
Skandinaviska Enskilda Banken AG	0.501%	4/12/11	100,000,000	99,941,667	(b)(c)
Skandinaviska Enskilda Banken AG	0.536%	6/8/11	300,000,000	299,558,625	(b)(c)
Skandinaviska Enskilda Banken AG	0.526%	6/9/11	200,000,000	199,708,333	(b)(c)
Societe Generale N.A.	0.481%	6/17/11	225,000,000	224,676,000	(c)
Standard Chartered Bank	0.522%	11/10/11	115,000,000	114,578,078	(c)
State Street Corp.	0.321%	4/20/11	100,000,000	99,955,556	(c)
Swedbank	0.582%	6/6/11	150,000,000	149,765,583	(c)
Swedbank	0.592%	6/8/11	100,000,000	99,837,750	(c)
Swedbank	0.592%	7/12/11	200,000,000	199,564,056	(c)
Swedbank	0.582%	7/13/11	175,000,000	174,622,194	(c)
Swedbank	0.602%	8/3/11	100,000,000	99,741,667	(c)
Westpac Banking Corp.	0.351%	8/24/11	350,000,000	349,401,112	(c)

Total Commercial Paper				9,903,576,079

Corporate Bonds & Notes — 6.3%
Commonwealth Bank of Australia	0.374%	3/26/12	100,000,000	100,000,000	(a)(b)
ING Bank NV	0.814%	2/2/12	164,500,000	164,500,000	(a)(b)
JPMorgan Chase Bank N.A.	0.302%	3/21/12	362,000,000	362,000,000	(a)
National Australia Bank	0.323%	8/19/11	310,000,000	310,000,000	(a)(b)
New York Life Global Funding	0.303%	12/1/11	100,000,000	100,000,000	(a)(b)
Nordea Bank AB	0.414%	3/16/12	300,000,000	300,000,000	(a)(b)
Rabobank Nederland	0.366%	10/17/11	132,500,000	132,500,000	(a)(b)
Rabobank Nederland	0.454%	3/16/12	225,000,000	225,000,000	(a)(b)
Svenska Handelsbanken AB	0.412%	3/9/12	150,000,000	150,000,000	(a)(b)
Westpac Banking Corp.	0.374%	3/27/12	105,000,000	105,000,000	(a)

Total Corporate Bonds & Notes				1,949,000,000

Medium-Term Notes — 1.6%
American Honda Finance Corp.	0.353%	12/8/11	250,000,000	250,000,000	(a)(b)
Westpac Banking Corp.	0.443%	4/19/11	250,000,000	250,030,541	(a)(b)

Total Medium-Term Notes				500,030,541

See Notes to Financial Statements.

18    Liquid Reserves 2011 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

February 28, 2011

Liquid Reserves Portfolio

Security	Rate	Maturity Date	Face Amount	Value
Time Deposits — 10.3%
BNP Paribas Grand Cayman	0.170%	3/1/11	$175,000,000	$175,000,000
Citibank Nassau AG	0.180%	3/3/11	399,750,000	399,750,000
Commerzbank AG Grand Cayman	0.170%	3/1/11	225,000,000	225,000,000
Credit Agricole Grand Cayman	0.190%	3/1/11	355,000,000	355,000,000	(a)
Danske Bank London	0.200%	3/1/11	230,000,000	230,000,000
Dexia Credit Local Grand Cayman	0.180%	3/1/11	200,000,000	200,000,000
DnB NOR Bank ASA	0.170%	3/1/11	475,000,000	475,000,000
Natixis	0.200%	3/1/11	319,315,000	319,315,000	(a)
Royal Bank of Scotland Cayman	0.190%	3/1/11	300,000,000	300,000,000
Societe Generale Grand Cayman	0.180%	3/1/11	330,000,000	330,000,000
Svenska Handelsbanken Grand Cayman	0.170%	3/1/11	175,000,000	175,000,000

Total Time Deposits				3,184,065,000

U.S. Government Agencies — 0.5%
Federal National Mortgage Association (FNMA), Notes	0.252%	7/26/12	140,000,000	139,990,235	(a)

U.S. Treasury Notes — 4.2%
U.S. Treasury Notes	0.875%	3/31/11	200,000,000	200,092,381
U.S. Treasury Notes	1.125%	6/30/11	377,110,000	378,286,407
U.S. Treasury Notes	4.500%	9/30/11	375,000,000	384,195,954
U.S. Treasury Notes	0.875%	1/31/12	143,000,000	143,715,758
U.S. Treasury Notes	1.375%	2/15/12	204,490,000	206,490,975

Total U.S. Treasury Notes				1,312,781,475
Repurchase Agreements — 11.6%
Barclays Capital Inc. tri-party repurchase agreement dated 2/28/11; Proceeds at maturity — $3,000,015,000; (Fully collateralized by various U.S. government obligations, 0.000% due 3/17/11 to 1/12/12; Market value — $3,060,000,000)	0.180%	3/1/11	3,000,000,000	3,000,000,000
RBS Securities Inc., tri-party repurchase agreement dated 2/28/11; Proceeds at maturity — $596,732,149; (Fully collateralized by various U.S. government obligations, 0.000% due 3/10/11 to 2/9/12; Market value — $608,664,223)	0.190%	3/1/11	596,729,000	596,729,000

Total Repurchase Agreements				3,596,729,000

Total Investments — 100.0% (Cost — $31,019,466,185#)				31,019,466,185
Other Assets in Excess of Liabilities — 0.0%				12,836,951

Total Net Assets — 100.0%				$31,032,303,136

(a)	Variable rate security. Interest rate disclosed is as of the most recent information available.

(b)

Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.

(c)	Rate shown represents yield-to-maturity.

#	Aggregate cost for federal income tax purposes is substantially the same.

Liquid Reserves 2011 Semi-Annual Report    19

Statement of assets and liabilities (unaudited)

February 28, 2011

Assets:
Investments, at value	$27,422,737,185
Repurchase agreements, at value	3,596,729,000
Cash	220
Interest receivable	15,539,519

Total Assets	31,035,005,924

Liabilities:
Investment management fee payable	2,236,923
Accrued expenses	465,865
Total Liabilities	2,702,788

Total Net Assets	$31,032,303,136

Represented By:
Paid-in Capital	$31,032,303,136

See Notes to Financial Statements.

20    Liquid Reserves 2011 Semi-Annual Report

Statement of operations (unaudited)

For the Six Months Ended February 28, 2011

Investment Income:
Interest	$67,719,179

Expenses:
Investment management fee (Note 2)	16,753,009
Trustees’ fees	290,030
Fund accounting fees	286,858
Legal fees	219,535
Custody fees	80,604
Audit and tax	20,678
Miscellaneous expenses	16,786
Total Expenses	17,667,500

Less: Fee waivers and/or expense reimbursements (Note 2)	(914,491)
Net Expenses	16,753,009

Net Investment Income	50,966,170
Net Realized Gain on Investments	2,972,032
Increase in Net Assets from Operations	$53,938,202

See Notes to Financial Statements.

Liquid Reserves 2011 Semi-Annual Report    21

Statements of changes in net assets

For the Six Months Ended February 28, 2011 (unaudited) and the Year Ended August 31, 2010	2011	2010

Operations:
Net investment income	$50,966,170	$103,057,554
Net realized gain	2,972,032	3,445,207

Increase in Net Assets From Operations	53,938,202	106,502,761

Capital Transactions:
Proceeds from contributions	41,612,154,422	82,457,700,824
Value of withdrawals	(46,309,197,935)	(81,686,180,340)
Increase (Decrease) in Net Assets From Capital Transactions	(4,697,043,513)	771,520,484

Increase (Decrease) in Net Assets	(4,643,105,311)	878,023,245

Net Assets:
Beginning of period	35,675,408,447	34,797,385,202

End of period	$31,032,303,136	$35,675,408,447

See Notes to Financial Statements.

22    Liquid Reserves 2011 Semi-Annual Report

Financial highlights

For the years ended August 31, unless otherwise noted:
	2011[1]		2010	2009	2008	2007	2006
Net assets, end of period (millions)	$31,032		$35,675	$34,797	$54,372	$50,645	$32,230
Total return[2]	0.23%		0.28%	1.57%[3]	4.00%[3]	5.40%	4.53%

Ratios to average net assets:
Gross expenses	0.11%[4]		0.10%	0.11%	0.11%	0.10%[5]	0.12%
Net expenses[6,7,8]	0.10	[4]	0.10	0.10	0.08	0.09 [5]	0.09
Net investment income	0.30	[4]	0.27	1.67	3.97	5.26	4.33

[1]	For the six months ended February 28, 2011 (unaudited).

[2]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[3]	If the Portfolio had not entered into the Letter and Capital Support Agreements related to certain investments in structured securities, the total return would have been lower.

[4]	Annualized.

[5]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Portfolio during the period. Without these fees, the gross and net expense ratios would have been the same.

[6]

As a result of a voluntary expense limitation, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of the Portfolio will not exceed 0.10%.

[7]	Reflects fee waivers and/or expense reimbursements.

[8]	The impact of compensating balance arrangements, if any, was less than 0.01%.

See Notes to Financial Statements.

Liquid Reserves 2011 Semi-Annual Report    23

Notes to financial statements (unaudited)

1. Organization and significant accounting policies

Liquid Reserves Portfolio (the “Portfolio”) is a separate diversified investment series of Master Portfolio Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Declaration of Trust permits the Trustees to issue beneficial interests in the Portfolio. At February 28, 2011, all investors in the Portfolio were funds advised or administered by the manager of the Portfolio and/or its affiliates.

The following are significant accounting policies consistently followed by the Portfolio and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. In accordance with Rule 2a-7 under the 1940 Act, money market instruments are valued at amortized cost, which approximates market value. This method involves valuing portfolio securities at their cost and thereafter assuming a constant amortization to maturity of any discount or premium. The Portfolio’s use of amortized cost is subject to its compliance with certain conditions as specified by Rule 2a-7 under the 1940 Act.

The Portfolio has adopted Financial Accounting Standards Board Codification Topic 820 (“ASC Topic 820”). ASC Topic 820 establishes a single definition of fair value, creates a three-tier hierarchy as a framework for measuring fair value based on inputs used to value the Portfolio’s investments, and requires additional disclosure about fair value. The hierarchy of inputs is summarized below.

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 — significant unobservable inputs (including the Portfolio’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

The Portfolio uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

24    Liquid Reserves 2011 Semi-Annual Report

The following is a summary of the inputs used in valuing the Portfolio’s assets carried at fair value:

ASSETS
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Short-term investments†	—	$31,019,466,185	—	$31,019,466,185

†	See Schedule of Investments for additional detailed categorizations.

(b) Repurchase agreements. The Portfolio may enter into repurchase agreements with institutions that its investment adviser has determined are creditworthy. Each repurchase agreement is recorded at cost. Under the terms of a typical repurchase agreement, the Portfolio acquires a debt security subject to an obligation of the seller to repurchase, and of the Portfolio to resell, the security at an agreed-upon price and time, thereby determining the yield during the Portfolio’s holding period. When entering into repurchase agreements, it is the Portfolio’s policy that its custodian or a third party custodian, acting on the Portfolio’s behalf, take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction maturity exceeds one business day, the value of the collateral is marked-to-market and measured against the value of the agreement in an effort to ensure the adequacy of the collateral. If the counterparty defaults, the Portfolio generally has the right to use the collateral to satisfy the terms of the repurchase transaction. However, if the market value of the collateral declines during the period in which the Portfolio seeks to assert its rights or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Portfolio may be delayed or limited.

(c) Interest income and expenses. Interest income consists of interest accrued and discount earned (including both original issue and market discount adjusted for amortization of premium) on the investments of the Portfolio. Expenses of the Portfolio are accrued daily. The Portfolio bears all costs of its operations other than expenses specifically assumed by the manager.

(d) Credit and market risk. Investments in securities that are collateralized by residential real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments and may result in a lack of correlation between their credit ratings and values.

(e) Compensating balance arrangements. The Portfolio has an arrangement with its custodian bank whereby a portion of the custodian’s fees is paid indirectly by credits earned on the Portfolio’s cash on deposit with the bank.

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(f) Income taxes. The Portfolio is classified as a partnership for federal income tax purposes. As such, each investor in the Portfolio is treated as owner of its proportionate share of the net assets, income, expenses and realized gains and losses of the Portfolio. Therefore, no federal income tax provision is required. It is intended that the Portfolio’s assets will be managed so an investor in the Portfolio can satisfy the requirements of Subchapter M of the Internal Revenue Code.

Management has analyzed the Portfolio’s tax positions taken on income tax returns for all open tax years and has concluded that as of February 28, 2011, no provision for income tax is required in the Portfolio’s financial statements. The Portfolio’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by Internal Revenue Service and state departments of revenue.

(g) Other. Purchases, maturities and sales of money market instruments are accounted for on the date of the transaction. Realized gains (losses) are calculated on the identified cost basis.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Portfolio’s investment manager and Western Asset Management Company (“Western Asset”) is the Portfolio’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreement, the Portfolio pays an investment management fee, calculated daily and paid monthly, at an annual rate of 0.10% of the Portfolio’s average daily net assets.

LMPFA provides administrative and certain oversight services to the Portfolio. LMPFA delegates to the subadviser the day-to-day portfolio management of the Portfolio. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Portfolio.

During the six months ended February 28, 2011, the Portfolio had a voluntary expense limitation in place of 0.10% of the Portfolio’s average daily net assets. This arrangement may be reduced or terminated under certain circumstances.

During the six months ended February 28, 2011, fees waived and/or expenses reimbursed amounted to $914,491.

The manager is permitted to recapture amounts previously forgone or reimbursed to the Portfolio during the same fiscal year if the Portfolio’s total annual operating expenses have fallen to a level below the expense limitation (“expense cap”) in effect at the time the fees were earned or the expense incurred. In no case will the manager recapture any amount that would result, on any particular business day of the Portfolio, in the Portfolio’s total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

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3. Derivative instruments and hedging activities

Financial Accounting Standards Board Codification Topic 815 requires enhanced disclosure about an entity’s derivative and hedging activities.

During the six months ended February 28, 2011, the Portfolio did not invest in derivative instruments and does not have any intention to do so in the future.

4. Legal matters

Beginning in May 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (“CGM”), a former distributor of the Fund and other affiliated funds (collectively, the “Funds”) and a number of its then affiliates, including Smith Barney Fund Management LLC (“SBFM”) and Salomon Brothers Asset Management Inc. (“SBAM”), which were then investment adviser or manager to certain of the Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to replead as a derivative claim.

On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against Citigroup Asset Management, SBAM and SBFM as investment advisers to the identified funds, as well as CGM as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Fund was not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against any of the funds or any of their Board Members. Under

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Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended Complaint Defendants as the Complaint.

On December 3, 2007, the court granted the Defendants’ motion to dismiss, with prejudice. On January 2, 2008, the plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals. The appeal was fully briefed and oral argument before the U.S. Court of Appeals for the Second Circuit took place on March 5, 2009. The parties currently are awaiting a decision from the U.S. Court of Appeals for the Second Circuit.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed in the future.

5. Other matters

On or about May 30, 2006, John Halebian, a purported shareholder of Western Asset New York Tax Free Money Market Fund (prior to May 31, 2010, the Fund was known as Western Asset / CitiSM New York Tax Free Reserves, and prior to June 1, 2009, as CitiSM New York Tax Free Reserves), a series of Legg Mason Partners Money Market Trust, formerly a series of CitiFunds Trust III (the “Subject Trust”), filed a complaint in the United States District Court for the Southern District of New York against the independent trustees of the Subject Trust (Elliott J. Berv, Donald M. Carlton, A. Benton Cocanougher, Mark T. Finn, Stephen Randolph Gross, Diana R. Harrington, Susan B. Kerley, Alan G. Merten and R. Richardson Pettit).

The Subject Trust is also named in the complaint as a nominal defendant. The complaint alleges both derivative claims on behalf of the Subject Trust and class claims on behalf of a putative class of shareholders of the Subject Trust in connection with the 2005 sale of Citigroup’s asset management business to Legg Mason and the related approval of new investment advisory agreements by the trustees and shareholders. In the derivative claim, the plaintiff alleges, among other things, that the independent trustees breached their fiduciary duty to the Subject Trust and its shareholders by failing to negotiate lower fees or seek competing bids from other qualified investment advisers in connection with Citigroup’s sale to Legg Mason. In the claims brought on behalf of the putative class of shareholders, the plaintiff alleges that the independent trustees violated the proxy solicitation requirements of the 1940 Act, and breached their fiduciary duty to shareholders, by virtue of the voting procedures, including “echo voting,” used to obtain approval of the new investment advisory agreements and statements made in a proxy statement regarding those voting procedures. The plaintiff alleges that the proxy statement was misleading because it failed to disclose that the voting procedures violated the 1940 Act. The relief sought includes an award of damages, rescission of the advisory agreement, and an award of costs and attorney fees.

In advance of filing the complaint, Mr. Halebian’s lawyers made written demand for relief on the Board of the Subject Trust, and the Board’s independent trustees formed a demand review committee to investigate the matters raised in the demand, and subsequently in the complaint, and recommend a course of action to the Board. The committee, after a thorough review, determined that the independent trustees did not breach their fiduciary duties as alleged by

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Mr. Halebian, and that the action demanded by Mr. Halebian would not be in the best interests of the Subject Trust. The Board of the Subject Trust (the trustee who is an “interested person” of the Subject Trust, within the meaning of the 1940 Act, having recused himself from the matter), after receiving and considering the committee’s report and based upon the findings of the committee, subsequently also determined and, adopting the recommendation of the committee, directed counsel to move to dismiss Mr. Halebian’s complaint. A motion to dismiss was filed on October 23, 2006. Opposition papers were filed on or about December 7, 2006. The complaint was dismissed on July 31, 2007. Mr. Halebian filed an appeal in the U.S. Court of Appeals for the Second Circuit. On December 29, 2009, the U.S. Court of Appeals for the Second Circuit reserved judgment after determining that the propriety of the district court’s dismissal depended upon an unsettled question of Massachusetts state law regarding the statute governing derivative proceedings was better addressed by a Massachusetts court and certified the question to the Massachusetts Supreme Judicial Court. On August 23, 2010, the Massachusetts Supreme Judicial Court answered the certified question, concluding that a derivative action must be dismissed under applicable state law following a corporation’s independent determination, made in good faith and after reasonable inquiry, that maintenance of the derivative proceeding is not in the best interests of the corporation, regardless whether the derivative complaint has been filed before or after the corporation’s rejection of the shareholder’s demand. The answer will be conveyed to the U.S. Court of Appeals for the Second Circuit and the parties await a decision of that Court.

6. Other tax information

On December 22, 2010, President Obama signed into law the Regulated Investment Company Modernization Act of 2010 (the “Act”). The Act updates certain tax rules applicable to regulated investment companies (“RICs”). The various provisions of the Act will generally be effective for RICs with taxable years beginning after December 22, 2010. Additional information regarding the impact of the Act on the Portfolio, if any, will be contained within the relevant sections of the notes to the financial statements for the fiscal year ending August 31, 2012.